Exhibit 99.1

For Immediate Release

Mediacom Broadband LLC and Mediacom LLC Report

Results for Third Quarter 2014

Mediacom Park, NY – November 6, 2014 – MEDIACOM BROADBAND LLC AND MEDIACOM LLC, wholly-owned subsidiaries of Mediacom Communications Corporation, today each reported unaudited financial and operating highlights for the three months ended September 30, 2014.

Mediacom Broadband LLC*

•	Revenues were $237.6 million, reflecting a 2.7% increase from the prior year period

•	Operating income before depreciation and amortization (“OIBDA”) was $89.1 million, reflecting a 1.9% increase from the prior year period

•	Free cash flow of $18.1 million, compared to $17.4 million in the prior year period

•	Net quarterly decline of 4,000 primary service units (“PSUs”), compared to a net decline of 8,000 PSUs in the prior year period

Mediacom LLC*

•	Revenues were $177.9 million, reflecting a 0.7% increase from the prior year period

•	Adjusted OIBDA was $70.4 million, reflecting a 0.8% decrease from the prior year period

•	Free cash flow of $12.9 million, compared to $16.7 million in the prior year period

•	Net quarterly decline of 4,000 PSUs, compared to a net decline of 4,000 PSUs in the prior year period

About Mediacom

Mediacom Communications Corporation is the nation’s eighth largest cable television company and one of the leading cable operators focused on serving the smaller cities in the United States, with a significant customer concentration in the Midwestern and Southeastern regions. Mediacom Communications offers a wide array of information, communications and entertainment services and provides innovative broadband solutions through its Mediacom Business division. Mediacom Communications also sells advertising and production services through its OnMedia division. More information about Mediacom Communications is available at www.mediacomcc.com.

Contacts:
Investor Relations	Media Relations
Jack P. Griffin	Thomas J. Larsen
Senior Director, Corporate Finance	Group Vice President, Legal and Public Affairs
(845) 443-2654	(845) 443-2754

*	See Table 5 for information regarding our use of non-GAAP measures and definitions of OIBDA, Adjusted OIBDA and free cash flow.

TABLE 1*

Mediacom Broadband LLC

Selected Financial and Operating Data

(Dollars in thousands, except per unit data)

(Unaudited)

	Three Months Ended September 30,
	2014		2013		YoY% Change
Video	$111,245		$114,547		(2.9%)
High-speed data	66,568		62,140		7.1%
Phone	15,708		16,331		(3.8%)
Business services	29,645		26,283		12.8%
Advertising	14,445		11,951		20.9%

Total revenues	$237,611		$231,252		2.7%
Service costs	(97,592)		(91,786)		6.3%
SG&A expenses	(46,652)		(47,762)		(2.3%)
Management fees	(4,300)		(4,300)		—

OIBDA (a)	$89,067		$87,404		1.9%
Cash interest expense (a)	(24,965)		(21,860)		14.2%
Capital expenditures (b)	(41,490)		(43,609)		(4.9%)
Dividend to preferred members	(4,500)		(4,500)		—

Free cash flow (a)	$18,112		$17,435		3.9%

OIBDA margin (c)	37.5%		37.8%

	September 30, 2014		September 30, 2013
Video customers	504,000		535,000
High-speed data (“HSD”) customers	554,000		529,000
Phone customers	213,000		204,000

Primary service units (“PSUs”)	1,271,000		1,268,000

Video customer declines	(11,000)		(14,000)
HSD customer increases	6,000		4,000
Phone customer increases	1,000		2,000

Quarterly PSU declines	(4,000)		(8,000)

Customer relationships (d)	705,000		710,000

Average total monthly revenue per:
PSU (e)	$62.22		$60.60
Customer relationship (f)	$112.11		$108.11

	September 30, 2014		September 30, 2013
Bank credit facility	$1,337,125		$1,624,000
5 1⁄2% senior notes due 2021	200,000		—
6 3⁄8% senior notes due 2023	300,000		300,000

Total debt	$1,837,125		$1,924,000

Total leverage ratio (g)	5.16	x	5.50	x
Interest coverage ratio (h)	3.57	x	4.00	x

*	See Tables 3 and 5.

TABLE 2*

Mediacom LLC

Selected Financial and Operating Data

(Dollars in thousands, except per unit data)

(Unaudited)

	Three Months Ended September 30,
	2014		2013		YoY% Change
Video	$86,374		$89,424		(3.4%)
High-speed data	54,777		51,444		6.5%
Phone	14,037		14,800		(5.2%)
Business services	18,610		16,788		10.9%
Advertising	4,060		4,140		(1.9%)

Total revenues	$177,858		$176,596		0.7%
Service costs	(79,481)		(75,869)		4.8%
SG&A expenses	(29,824)		(31,105)		(4.1%)
Management fees	(2,700)		(3,200)		(15.6%)

OIBDA (a)	$65,853		$66,422		(0.9%)
Investment income from affiliate	4,500		4,500		—

Adjusted OIBDA (a)	$70,353		$70,922		(0.8%)
Cash interest expense (a)	(20,125)		(23,071)		(12.8%)
Capital expenditures (b)	(37,286)		(31,188)		19.6%

Free cash flow (a)	$12,942		$16,663		(22.3%)

Adjusted OIBDA margin (i)	39.6%		40.2%

	September 30, 2014		September 30, 2013
Video customers	396,000		425,000
High-speed data (“HSD”) customers	443,000		427,000
Phone customers	179,000		176,000

Primary service units (“PSUs”)	1,018,000		1,028,000

Video customer declines	(8,000)		(9,000)
HSD customer increases	4,000		3,000
Phone customer increases	—		2,000

Quarterly PSU declines	(4,000)		(4,000)

Customer relationships (d)	569,000		571,000

Average total monthly revenue per:
PSU (e)	$58.12		$57.15
Customer relationship (f)	$104.01		$102.82

	September 30, 2014		September 30, 2013
Bank credit facility	$1,182,875		$897,000
9 1⁄8% senior notes due 2019	—		350,000
7 1⁄4% senior notes due 2022	250,000		250,000

Total debt	$1,432,875		$1,497,000

Total leverage ratio (g)	5.09	x	5.28	x
Interest coverage ratio (h)	3.50	x	3.07	x

*	See Tables 4 and 5.

TABLE 3

Mediacom Broadband LLC

Reconciliation of Non-GAAP Measures

(Dollars in thousands)

(Unaudited)

	Three Months Ended September 30,
	2014	2013
Free cash flow	$18,112	$17,435
Capital expenditures	41,490	43,609
Dividend to preferred members	4,500	4,500
Other expense, net	(445)	(435)
Changes in assets and liabilities, net	(840)	2,459

Net cash flows provided by operating activities	$62,817	$67,568

OIBDA	$89,067	$87,404
Depreciation and amortization	(38,738)	(39,018)

Operating income	$50,329	$48,386

Cash interest expense	$24,965	$21,860
Amortization of deferred financing costs	1,625	1,295

Interest expense, net	$26,590	$23,155

TABLE 4

Mediacom LLC

Reconciliation of Non-GAAP Measures

(Dollars in thousands)

(Unaudited)

	Three Months Ended September 30,
	2014	2013
Free cash flow	$12,942	$16,663
Capital expenditures	37,286	31,188
Other expense, net	(796)	(638)
Loss on early extinguishment of debt (j)	(15,999)	—
Changes in assets and liabilities, net	2,111	(12,986)

Net cash flows provided by operating activities	$35,544	$34,227

Adjusted OIBDA	$70,353	$70,922
Investment income from affiliate	(4,500)	(4,500)

OIBDA	$65,853	$66,422
Depreciation and amortization	(29,557)	(29,211)

Operating income	$36,296	$37,211

Cash interest expense	$20,125	$23,071
Amortization of deferred financing costs	927	774

Interest expense, net	$21,052	$23,845

TABLE 5

Use of Non-GAAP Financial Measures

“OIBDA,” “Adjusted OIBDA,” “cash interest expense” and “free cash flow” are not financial measures calculated in accordance with generally accepted accounting principles (“GAAP”) in the United States. We define OIBDA as operating income before depreciation and amortization and Adjusted OIBDA as OIBDA plus investment income from affiliate. We define cash interest expense as interest expense, net, less amortization of deferred financing costs. For Mediacom Broadband LLC, we define free cash flow as OIBDA less capital expenditures, cash interest expense and dividends to preferred members. For Mediacom LLC, we define free cash flow as Adjusted OIBDA less capital expenditures and cash interest expense. OIBDA, Adjusted OIBDA, cash interest expense and free cash flow have inherent limitations as discussed below.

OIBDA and Adjusted OIBDA are some of the primary measures used by management to evaluate our performance and to forecast future results. We believe OIBDA and Adjusted OIBDA are useful for investors because it enables them to assess our performance in a manner similar to the methods used by management, and provides a measure that can be used to analyze value and compare the companies in the cable industry. A limitation of OIBDA and Adjusted OIBDA, however, is that they exclude depreciation and amortization, which represents the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in our business. Management utilizes a separate process to budget, measure and evaluate capital expenditures. OIBDA and Adjusted OIBDA may not be comparable to similarly titled measures used by other companies, which may have different depreciation and amortization policies, and are key components in our covenant calculations, as defined under our debt arrangements.

Free cash flow is used by management to evaluate our ability to repay debt, and to facilitate the growth of our business with internally generated funds. A limitation of free cash flow, however, is that it may be affected by the timing of our capital spending. We believe free cash flow is useful for investors for the same reasons and provides measures that can be used to analyze value and compare companies in the cable industry, although our measure of free cash flow may not be directly comparable to similar measures reported by other companies.

OIBDA, Adjusted OIBDA and free cash flow should not be regarded as alternatives to operating income or net income as indicators of operating performance, or to the statement of cash flows as measures of liquidity, nor should they be considered in isolation or as substitutes for financial measures prepared in accordance with GAAP. We believe that operating income is the most directly comparable GAAP financial measure to OIBDA and Adjusted OIBDA, and that net cash flows provided by operating activities is the most directly comparable GAAP financial measure to free cash flow.

Cash interest expense excludes the amortization of financing costs which were paid upon the financing of the relevant debt. We believe cash interest expense is useful for investors because it enables them to assess our cost of debt for the current period without including the amortization of financing costs that were previously paid. We believe interest expense, net, is the most directly comparable GAAP financial measure to cash interest expense.

For reconciliations of OIBDA, Adjusted OIBDA, cash interest expense and free cash flow to their most directly comparable GAAP financial measures, see Tables 3 and 4.

Cautionary Statement Regarding Forward-Looking Statements

In this press release, we state our beliefs of future events and of our future financial performance. These forward-looking statements are not guarantees of future performance or results, and are subject to risks and uncertainties that could cause actual results to differ materially from historical results or those we anticipate as a result of various factors, many of which are beyond our control. Factors that may cause such differences to occur include, but are not limited to: increased levels of competition; greater than anticipated programming and other service costs; our ability to generate sufficient cash flow to meet our debt service obligations; and other risks and uncertainties discussed in the most recent Annual Reports on Form 10-K for each of Mediacom Broadband LLC and Mediacom LLC. We disclaim any obligation to update any forward-looking statements contained herein, except as required by applicable federal securities laws.

NOTES:

(a)	See Table 5 for information about our use of Non-GAAP financial measures.

(b)	Capital expenditures exclude changes in accrued property, plant and equipment, which represented cash uses of $2.2 and $0.9 million at Mediacom Broadband LLC during the three months ended September 30, 2014 and 2013, respectively, and a cash use of $1.7 million and a cash source of less than $0.1 million at Mediacom LLC during the three months ended September 30, 2014 and 2013, respectively.

(c)	Represents OIBDA as a percentage of total revenues.

(d)	Represents the total number of customers that receive at least one level of service, without regard to which service(s) customers purchase.

(e)	Represents average total monthly revenues for the quarter divided by average PSUs for such quarter.

(f)	Represents average total monthly revenues for the quarter divided by average customer relationships for such quarter.

(g)	For Mediacom Broadband LLC, represents total debt at quarter end divided by annualized OIBDA for the quarter. For Mediacom LLC, represents total debt at quarter end divided by annualized Adjusted OIBDA for the quarter.

(h)	For Mediacom Broadband LLC, represents OIBDA divided by cash interest expense for the quarter. For Mediacom LLC, represents Adjusted OIBDA divided by cash interest expense for the quarter.

(i)	Represents Adjusted OIBDA as a percentage of total revenues.

(j)	Reflects the cash portion of loss on early extinguishment, net, and excludes a $7.0 million write-off of deferred financing costs.